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FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-B                     EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  The Fifth Third Bank
Trustee:  Harris Trust and Savings Bank


                            Collection Period:         1-Apr-98     30-Apr-98
                            Distribution Date:        15-May-98

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
                                                                                                                  Per $1,000 of
                                                                                                                     Original
Statement for Class A and Class B Certificateholders Pursuant                                                    Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                         Certificate Amount
                                                                                                                ------------------
(i)    Principal Distribution
           Class A Certificate Amount                                                     $   9,845,190.42         $25.64894262
           Class B Certificate Amount                                                     $     741,035.84         $25.64847847

(ii)   Interest Distribution
           Class A Certificate Amount                                                     $     819,589.94          $2.13521673
           Class B Certificate Amount                                                     $      64,083.55          $2.21803787

(iii)  Servicing Fee                                                                      $     136,632.92          $0.33104200

(iv)   Class A Certificate Balance (after principal distributions)                        $ 142,636,658.29
       Class A Pool Factor (after principal distributions)                                       0.3716007
       Class B Certificate Balance (after principal distributions)                        $  10,736,615.48
       Class B Pool Factor (after principal distributions)                                       0.3716121

(v)    Total Pool Balance (end of Collection Period)                                      $ 153,373,273.80

                                                                                          Current Period          Cumulative
                                                                                       --------------------   ------------------

(vi)   Defaulted Receivables                                                              $     293,132.25       $ 5,817,971.94
       Liquidation Proceeds                                                                     108,292.28         2,298,116.87
                                                                                       --------------------   ------------------
       Aggregate Net Losses                                                               $     184,839.97       $ 3,519,855.07
                                                                                       ====================   ==================

(vii)  Aggregate Principal Balance of Receivables
         Repurchased by Seller or Servicer:
           Principal Portion                                                              $           -
           Interest Portion                                                               $           -

(viii) Class A Interest Carryover Shortfall                                               $           -
       Class B Interest Carryover Shortfall                                               $           -
       Class A Principal Carryover Shortfall                                              $           -
       Class B Principal Carryover Shortfall                                              $           -

(ix)   Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                      $   7,668,663.69

(x)    Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                                 $   7,668,663.69
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